1800 West Pasewalk Avenue, Suite 200
Norfolk, NE 68701
Phone (402) 371-2520
Fax (402) 371-4229
www.condorhospitality.com

CONDOR
 Hospitality Trust, Inc.

For Immediate Release

Condor Hospitality Trust Reports 2015 Second Quarter Results

NORFOLK, NE., August 13, 2015 – Condor Hospitality Trust, Inc. (NASDAQ: CDOR), a real estate investment trust (REIT), today announced its results for the second quarter ended June 30, 2015.

2015 Second Quarter Highlights
•	Revenue from continuing operations in the second quarter was $16.4 million, compared to $16.1 million for the prior year.
•	Revenue per available room (RevPAR) for the same store continuing operations hotels in the second quarter was $47.21, an increase of 4.3 percent over the same 2014 period.
•	Reported net loss attributable to common shareholders of $(6.5) million, compared to a loss of $(11.3) million for the 2014 second quarter.
•	Adjusted EBITDA was $4.0 million for the quarter, compared to $5.1 million in the second quarter 2014.
•	Adjusted funds from operations (“AFFO”) was $1.6 million for the quarter, compared to $2.0 million in the second quarter 2014.
•	Sold three non-core hotels in the second quarter and three non-core hotels following the close of the quarter, bringing to ten the total number of hotels sold year to date.
•	Following the close of the quarter, the company signed an agreement to acquire three premium-branded hotels in an off-market transaction.
•	Effective July 15, 2015, the company changed its name from Supertel Hospitality, Inc. to Condor Hospitality Trust, Inc.

Second Quarter Operating and Financial Results

Condor’s second quarter 2015 revenue from continuing operations rose 1.9 percent to $16.4 million compared to the same year-ago period.  Same store continuing operations revenue per available room (RevPAR) improved by 4.3 percent to $47.21 over the RevPAR for the second quarter 2014. POI from continuing operations remained flat at $5.0 million in the second quarter 2015 over the prior year; however, second quarter 2014 POI includes $0.2 million from a hotel that was sold in the first quarter.  Second quarter results were impacted by increased construction business in the Midwest portfolio along with heightened rate and sales strategies to capitalize on increased demand.

The company reported net loss attributable to common shareholders of $(6.5) million, or $(1.32) per basic and diluted share, respectively, for the 2015 second quarter, compared to a net loss of $(11.3) million or $(3.44) per basic and diluted share for the same 2014 period. The results reflect a non-cash increase of $4.7 million and $11.7 million to derivative liabilities resulting in unrealized derivative loss for the three months ended June 30, 2015, and 2014, respectively.  When the value of the derivatives increases, a loss is recorded and when it decreases, a gain is recorded. One of the key drivers of the value of the derivatives is the market value of the common stock price. However, the $11.7 million change in fair value in the second quarter of 2014 was due primarily to a change in the conversion price of the Series C Preferred Stock and exercise price of the related warrants following the completion of the company’s 2014 second quarter subscription rights offering.

Funds from operations (FFO) was $(3.2) million for the 2015 second quarter, compared to $(9.6) million in the same 2014 period.  Adjusted funds from operations (AFFO), which is FFO adjusted to exclude gains and losses on derivative liabilities, acquisition expense, and the terminated equity transactions expense, in the 2015 second quarter was $1.6 million, compared to $2.0 million in the same 2014 period.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $(3.7) million for the 2015 second quarter, compared to $(7.4) million in the same year-ago period.  Adjusted EBITDA was $4.0 million, compared to $5.1 million for the 2014 second quarter.  Adjusted EBITDA is EBITDA before noncontrolling interest, net gain/loss on disposition of assets, impairment, preferred stock dividends declared and undeclared, unrealized gain/loss on derivatives, acquisition expense, gain on debt conversion and the expenses of the terminated equity transactions.

In the second quarter 2015, the 46-hotel same store continuing operations portfolio reported an increase in RevPAR of 4.3 percent to $47.21, driven by a 6.1 percent increase in average daily rate (ADR) to $68.61, offset by a 1.7 percent decline in  occupancy to 68.8 percent, compared to the 2014 second quarter.

Disposition Program

In the 2015 second quarter, the company sold three non-core hotels with an aggregate of 341 rooms for combined gross proceeds of $9.3 million. The partial proceeds of $5.4 million were used to pay off associated loans, with the remainder going to cash.

The three hotels sold are:

•	Savannah Suites in Chamblee, GA, sold April 1, 2015, for $4.4 million

•	Savannah Suites in Augusta, GA, sold April 1, 2015, for $3.4 million

•	Super 8 in Batesville, AR, sold April 30, 2015, for $1.5 million

Following the close of the 2015 second quarter, the company sold three non-core hotels with an aggregate of 413 rooms for combined gross proceeds of $21.2 million, generating additional cash of $10.6 million after debt paydown.

The three hotels sold are:

•	Days Inn in Ashland, KY, sold July 1, 2015, for $2.2 million

•	Days Inn in Alexandria, VA, sold July 15, 2015, for $6.5 million

•	Comfort Inn in Alexandria, VA, sold July 15, 2015, for $12.5 million

Currently, the company is marketing 15 hotels for sale and expects to generate approximately $12.4 million in net proceeds after associated debt repayments.

“We expect the accelerated dispositions initiative will allow us to recycle capital to continue building a high quality hotel portfolio that our relationships in the industry and alliances with management companies identify for our consideration, in addition to acquiring traditionally marketed hotels,” said Bill Blackham, Condor’s Chief Executive Officer. “Combining the three hotels sold in the second quarter with the three hotels sold since the close of the second quarter, the company has sold ten hotels year to date and is accomplishing results from the accelerated sales initiative which is expected to produce additional proceeds during the balance of the year for reinvestment into hotels consistent with our modified investment strategy.”

Subsequent Events

On July 15, 2015, following the close of the 2015 second quarter, the company entered into an agreement to acquire three premium-branded hotels in an off market transaction. The properties are the 116-room SpringHill Suites by Marriott in San Antonio, TX; the 142-room Hotel Indigo in Atlanta, GA; and the 120-room Courtyard by Marriott in Jacksonville, FL.  The acquisitions are subject to completion of satisfactory due diligence and financing, and are expected to close in the third quarter of 2015.

“The acquisitions of these three hotels aligns perfectly with the new strategy underway and creates a great opportunity to announce the renaming of the company to Condor Hospitality,” noted Blackham.  “We strive to be a respected industry leader in the premium, select-service, extended-stay and limited service hotel segments operated under high quality, contemporary brands.  The hotels under contract are a glimpse into the company’s portfolio of the future.”

Additionally, on July 15, 2015, the company changed its name from Supertel Hospitality, Inc. to Condor Hospitality Trust, Inc. reflecting a new direction consistent with the company’s plan for a higher quality, significantly newer, upscale portfolio of hotels. The company’s common stock trading symbol changed from SPPR to CDOR.  The trading symbol for the company’s Series A preferred stock changed from SPPRP to CDORP and the trading symbol for the company’s Series B preferred stock changed from SPPRO to CDORO.

Capital Reinvestment

The company invested $0.6 million in capital improvements throughout the portfolio in the second quarter 2015 to upgrade its properties and maintain brand standards. Notable capital improvements in the second quarter included renovations at the Rocky Mount, Virginia Comfort Inn, the Morgantown, West Virginia, Quality Inn, and the Princeton, West Virginia, Comfort Inn coupled with upgrades at the newly reflagged Quality Inn in Culpeper, Virginia.

Balance Sheet

The company had cash and available revolver of $4.1 million and $4.8 million, respectively, at June 30, 2015. After the close of the second quarter, the company sold three hotels generating an additional $10.6 million of cash after debt repayment. This cash is available for reinvestment after satisfaction of operating needs.

At December 31, 2014, we had $46.9 million of debt maturing in 2015 (no debt matures in 2016). As of June 30, 2015, we have reduced that obligation to $15.2 million through refinancing, amortization and repayment using the proceeds from hotel sales.  Since the end of the second quarter of 2015 through the date of our filing, the obligation was further reduced to $13.9 million; the company applied an additional $1.3 million to debt using a portion of the proceeds from the sale of one of our GE encumbered hotel assets. The $13.9 million of maturing debt consists of the following:

•	A $2.2 million balance on a mortgage loan with GE Capital Franchise Finance LLC (“GE”) maturing December 15, 2015; and
•	An $11.7 million balance on a mortgage loan with Citigroup Global Markets Realty Corp. maturing November 11, 2015.

The company anticipates that the net proceeds on the sale of the GE encumbered assets classified as Held for Sale will be sufficient to repay the maturing GE loan.  The company plans to meet the obligations at maturity on the Citigroup Global Markets Realty Corp. mortgage loan by using a combination of refinancing and the proceeds from dispositions of one hotel held for sale.

As of June 30, 2015, Condor had $50.9 million in outstanding debt on its held for use hotels with an average term of 1.9 years and weighted average annual interest rate of 5.9 percent.

Dividends

The company did not declare a dividend on common stock in 2015 second quarter. The company’s board of directors elected to suspend the payment of monthly dividends commencing December 31, 2013 on the outstanding shares of its 8.00% Series A Cumulative Convertible Preferred Stock (NASDAQ: CDORP), quarterly dividends on the outstanding shares of its 10.00% Series B Preferred Cumulative Stock (NASDAQ: CDORO), and the quarterly dividends on the outstanding shares of its 6.25% Series C Cumulative Convertible Preferred Stock to preserve capital and improve liquidity.  The board of directors will continue to monitor the dividend policy.

On August 6, 2015, the company sent a proxy statement to shareholders in connection with a special meeting of shareholders to be held on September 3, 2015.  At the special meeting, shareholders will consider approval of proposals to permit the exchange of common stock for Series A preferred stock and Series B preferred stock in an exchange offer.  The company commenced the exchange offer on August 6, 2015 pursuant to which it could issue up to 11,664,615 shares of common stock in exchange for Series A preferred stock and Series B preferred stock, on terms and subject to conditions as set forth in the Company’s Offer to Exchange dated August 6, 2015 as filed with the SEC on that date.  The company cannot provide assurance that the exchange offer will be successful.

Outlook

“Our strategy to exit the economy sector and reinvest the excess proceeds from the sale of these hotels is in motion,” said Blackham.  “The current quarter decrease in EBITDA and FFO is the result of the reduction in the number of hotels over the last few years; however, we will begin to replace this lost EBITDA with operating income generated from revenues from newly acquired hotels having increased margins and positioned in higher chain scales.  As stated before, we will execute this plan by recycling the cash generated from the sale of non-core hotels and other sources.  At the end of the second quarter we had cash of $4.1 million, this along with the net proceeds produced from the sale of the three hotels in July will provide the equity needed to purchase the first three hotels.”

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NASDAQ: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded select-service, extended stay and limited service hotels.  The company currently owns 46 hotels in 19 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Choice and Wyndham.  For more  information or to make a hotel reservation, visit www.condorhospitality.com.

Contact:
Krista Arkfeld, Director of Corporate Communications
karkfeld@trustcondor.com
402-371-2520

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the company’s filings with the Securities and Exchange
Commission.

Important Information and Where to Find It

The securities to be offered in the exchange offer have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. The company is relying on Section 3(a)(9) of the Securities Act of 1933 to exempt the exchange offer from the registration requirements of the Securities Act of 1933, and because the preferred stock was registered, the company believes that the common stock issued in the exchange offer will be freely tradeable by the recipients of such shares. The information in this press release regarding the exchange offer is not an offer to purchase or an offer to exchange or a solicitation of acceptance of the offer to exchange, which may be made only pursuant to the terms of the Offer to Exchange and related Letter of Transmittal. The full details of the exchange offer, including information on how to tender shares, are included in the Offer to Purchase, the Letter of Transmittal and other related materials, which were distributed to holders of the Series A preferred stock and Series B preferred stock and filed with the SEC.  Holders of Series A preferred stock and Series B preferred stock are urged to carefully read the Offer to Purchase, the Letter of Transmittal, and other related materials, as they contain important information, including the terms and conditions of the exchange offer.  Holders of Series A preferred stock and Series B preferred stock  may obtain free copies of the Offer to Purchase, the Letter of Transmittal, and other related materials that we filed with the SEC on the SEC's website at www.sec.gov or by calling the Information Agent, D.F. King, Inc.,  toll-free at (800) 821-8780.

In connection with a special meeting of shareholders to be held on September 3, 2015, as maybe postponed and/or adjourned, the company has filed a proxy statement with the SEC. Investors should read the proxy statement, as amended or supplemented, carefully before making any voting or investment decisions. The company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the company in connection with the special meeting. Information regarding the officers and directors of the company is available in the company’s definitive proxy statement for the annual meeting held on June 10, 2015 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement the special meeting to be held on September 3, 2015, as may be postponed and/or adjourned. Additional copies are available for free at the company’s website at www.condorhospitality.com or by contacting Investor Relations, Condor Hospitality Trust, Inc., 1800 West Pasewalk Avenue, Suite 200, Norfolk, NE 68701.  Investors and security holders may obtain free copies of the proxy statement filed with the SEC at www.sec.gov.

SELECTED FINANCIAL DATA:
Condor Hospitality Trust, Inc.
Balance Sheet
As of June 30, 2015 and December 31, 2014
(Dollars in thousands)
(Dollars in thousands)

	As of
	June 30,	December 31,
	2015	2014
	(unaudited)

ASSETS
Investments in hotel properties	$116,684	$116,623
Less accumulated depreciation	48,483	47,076
	68,201	69,547
Cash and cash equivalents	4,124	173
Accounts receivable, net of allowance for doubtful accounts of $10 and $25	1,542	1,190
Prepaid expenses and other assets	5,116	4,262
Deferred financing costs, net	1,381	1,637
Investment in hotel properties, held for sale, net	51,028	69,635
	$131,392	$146,444
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable, accrued expenses and other liabilities	$7,474	$6,666
Derivative liabilities, at fair value	20,224	20,337
Debt related to hotel properties held for sale	27,999	41,012
Long-term debt	50,921	51,675
	106,618	119,690
Redeemable preferred stock
10% Series B, 800,000 shares authorized; $.01 par value, 332,500 shares outstanding, liquidation preference of $8,312	7,662	7,662
EQUITY
Shareholders' equity
Preferred stock, 40,000,000 shares authorized;
8% Series A, 2,500,000 shares authorized, $.01 par value, 803,270 shares outstanding, liquidation preference of $8,033	8	8
6.25% Series C, 3,000,000 shares authorized, $.01 par value, 3,000,000 shares outstanding, liquidation preference of $30,000	30	30
Common stock, $.01 par value, 200,000,000 shares authorized; 4,927,797 and 4,692,965 shares outstanding	49	47
Additional paid-in capital	138,367	137,900
Accumulated deficit	(121,429)	(118,983)
Total shareholders' equity	17,025	19,002
Noncontrolling interest
Noncontrolling interest in consolidated partnership, redemption value $1,367 and $25	87	90
Total equity	17,112	19,092
COMMITMENTS AND CONTINGENCIES
	$131,392	$146,444

Condor Hospitality Trust, Inc.
Statement of Operations
For the three and six months ended June 30, 2015 and 2014
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
REVENUES
Room rentals and other hotel services	$16,364	$16,059	$28,710	$27,349
EXPENSES
Hotel and property operations	11,337	11,102	21,325	20,924
Depreciation and amortization	1,257	1,617	2,737	3,219
General and administrative	1,347	1,092	2,732	2,077
Acquisition expense	17	0	17	0
Terminated equity transactions	0	(3)	0	65
	13,958	13,808	26,811	26,285
EARNINGS BEFORE NET LOSS ON DISPOSITIONS OF ASSETS, OTHER INCOME, INTEREST EXPENSE AND INCOME TAXES	2,406	2,251	1,899	1,064
Net loss on dispositions of assets	(135)	(1)	(122)	(27)
Unrealized derivative gain (loss)	(4,710)	(11,718)	113	(9,603)
Other income	31	94	126	125
Interest expense	(1,490)	(1,819)	(3,017)	(3,548)
Loss on debt extinguishment	0	(94)	(7)	(104)
Impairment (loss) recovery	(3,053)	0	(3,830)	119
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(6,951)	(11,287)	(4,838)	(11,974)
Income tax expense	0	0	0	0
LOSS FROM CONTINUING OPERATIONS	(6,951)	(11,287)	(4,838)	(11,974)
Gain from discontinued operations, net of tax	1,052	829	2,389	1,011
NET LOSS	(5,899)	(10,458)	(2,449)	(10,963)
Loss attributable to noncontrolling interest	284	15	3	16
NET LOSS ATTRIBUTABLE TO CONTROLLING INTERESTS	(5,615)	(10,443)	(2,446)	(10,947)
Preferred stock dividends - undeclared	(902)	(858)	(1,793)	(1,704)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,517)	$(11,301)	$(4,239)	$(12,651)
NET EARNINGS (LOSS) PER COMMON SHARE- BASIC AND DILUTED
EPS from continuing operations - basic and diluted	$(1.52)	$(3.69)	$(1.37)	$(4.42)
EPS from discontinued operations - basic and diluted	$0.20	$0.25	$0.49	$0.33
EPS Basic and Diluted - Total	$(1.32)	$(3.44)	$(0.88)	$(4.09)
AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS
Income from continuing operations, net of tax	$(7,525)	$(12,129)	$(6,626)	$(13,661)
Discontinued operations, net of tax	1,008	828	2,387	1,010
Net loss attributable to common shareholders	$(6,517)	$(11,301)	$(4,239)	$(12,651)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited - In thousands, except per share data)

	Three months		Six Months
	ended June 30		ended June 30,
	2015	2014	2015	2014
RECONCILIATION OF NET LOSS TO FFO AND ADJUSTED FFO
Numerator:
Adjusted FFO
Net loss attributable to common shareholders	$(6,517)	$(11,301)	$(4,239)	$(12,651)
Depreciation and amortization	1,257	1,655	2,737	3,331
Net gain on disposition of assets	(590)	(465)	(1,540)	(608)
Noncontrolling interest	(284)	(15)	(3)	(16)
Impairment	2,978	506	3,710	477
FFO available to common shareholders	$(3,156)	$(9,620)	$665	$(9,467)
Unrealized gain on derivatives	4,710	11,718	(113)	9,603
Gain on debt conversion	0	(88)	0	(88)
Acquisition expense	17	0	17	0
Terminated equity transactions	0	(3)	0	65
Adjusted FFO	$1,571	$2,007	$569	$113
Preferred stock dividends declared and undeclared	514	608	1,021	0
Adjusted FFO - diluted	$2,085	$2,615	$1,590	$113

Diluted FFO
FFO attributable to common shareholders-basic	$(3,156)	$(9,620)	$665	$(9,467)
Preferred stock dividends declared and undeclared	0	0	1,021	0
FFO attributable to common shareholders-diluted	$(3,156)	$(9,620)	$1,686	$(9,467)

Denominator (Weighted Average Common Shares):
Basic FFO	5,596	3,300	5,289	3,104
Warrants - Employees	0	0	6	0
Restricted stock	0	0	2	0
Preferred stock	0	0	18,750	0
Warrants	0	0	3,750	0
Diluted FFO	5,596	3,300	27,797	3,104

FFO per share - basic	$(0.56)	$(2.92)	$0.13	$(3.05)
Adjusted FFO per share - basic	$0.28	$0.61	$0.11	$0.04
FFO per share - diluted	$(0.56)	$(2.92)	$0.06	$(3.05)
Adjusted FFO per share - diluted	$0.07	$0.17	$0.06	$0.04

 The number of weighted average shares of common stock for the three months ended June 30, 2015 is significantly higher than the outstanding shares at June 30, 2014 due to the issuance of common stock from the rights offering during the last month of the second quarter of 2014.

FFO and Adjusted FFO (“AFFO”) are non-GAAP financial measures.  We consider FFO and AFFO to be market accepted measures of an equity REIT's operating performance, which are necessary, along with net earnings (loss), for an understanding of our operating results.  FFO, as defined under the National Association of Real Estate Investment Trusts (NAREIT) standards, consists of net income computed in accordance with GAAP, excluding gains (or losses) from sales of real estate assets and impairment of real estate assets, plus depreciation and amortization. We believe our method of calculating FFO complies with the NAREIT definition. Our interpretation of the NAREIT definition is that noncontrolling interest in net earnings (loss) should be added back to (deducted from) net earnings (loss) as part of reconciling net earnings loss to FFO. AFFO is FFO adjusted to exclude gains or losses on derivative liabilities, which are non-cash charges against income and which do not represent results from our core operations. AFFO also adds back acquisition and termination expense and terminated equity transactions. FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and AFFO should not be considered as alternatives to net earnings (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

Diluted FFO per share and diluted Adjusted FFO per share are computed after adjusting the numerator and denominator of the basic computation for the effects of any dilutive potential common shares outstanding during the period. The company’s outstanding stock options and certain warrants to purchase common stock would be antidilutive and are not included in the dilution computation.

We use FFO and AFFO as performance measures to facilitate a periodic evaluation of our operating results relative to those of our peers.  We consider FFO and AFFO to be useful additional measures of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO and AFFO provide a meaningful indication of our performance.

EBITDA and Adjusted EBITDA

(Unaudited - In thousands)

	Three months		Six months
	ended June 30,		ended June 30,
	2015	2014	2015	2014

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
Net loss attributable to common shareholders	$(6,517)	$(11,301)	$(4,239)	$(12,651)
Interest expense, including discontinued operations	1,544	2,167	3,217	4,347
Loss on debt extinguishment	0	94	7	104
Depreciation and amortization, including discontinued operations	1,257	1,655	2,737	3,331
EBITDA	(3,716)	(7,385)	1,722	(4,869)
Noncontrolling interest	(284)	(15)	(3)	(16)
Net gain on disposition of assets	(590)	(465)	(1,540)	(608)
Impairment	2,978	506	3,710	477
Preferred stock dividends declared and undeclared	902	858	1,793	1,704
Unrealized gain on derivatives	4,710	11,718	(113)	9,603
Gain on debt conversion	0	(88)	0	(88)
Acquisition expense	17	0	17	0
Terminated equity transactions	0	(3)	0	65
ADJUSTED EBITDA	$4,017	$5,126	$5,586	$6,268

EBITDA and Adjusted EBITDA are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We calculate EBITDA and Adjusted EBITDA by adding back to net earnings (loss) available to common shareholders certain non-operating expenses and non-cash charges which are based on historical cost accounting and we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods, even though EBITDA and Adjusted EBITDA also do not represent an amount that accrues directly to common shareholders. In calculating Adjusted EBITDA, we add back noncontrolling interest, net (gain) loss on disposition of assets, preferred stock dividends, acquisition and termination expense and terminated equity transactions which are cash charges. We also add back impairment and unrealized gain or loss on derivatives, which are non-cash charges.

EBITDA and Adjusted EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as alternatives to net income, cash flow from operations or any other operating performance measure prescribed by GAAP. EBITDA and Adjusted EBITDA are not measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. Neither do the measurements reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA and Adjusted EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of our operating performance. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Property Operating Income (POI) – Continuing and Discontinued Operations

This presentation includes non-GAAP financial measures, and should not be considered as an alternative to loss from continuing operations or loss from discontinued operations, net of tax.  The company believes that the presentation of hotel property operating income (POI) is helpful to investors, and represents a more useful description of its core operations, as it better communicates the comparability of its hotels’ operating results.

Unaudited-in thousands	Three months		Six months
	ended June 30,		ended June 30,
	2015	2014	2015	2014
Revenue from room rentals and
other hotel services consists of:
Room rental revenue	$15,753	$15,514	$27,604	$26,348
Telephone revenue	2	2	4	5
Other hotel service revenues	609	543	1,102	996
Total revenue from room rentals and other hotel services	$16,364	$16,059	$28,710	$27,349
Hotel and property operations expense
Total hotel and property operations expense	$11,337	$11,102	$21,325	$20,924
Property Operating Income ("POI")
Total property operating income	$5,027	$4,957	$7,385	$6,425
POI as a percentage of revenue from room rentals and other hotel services
Total POI as a percentage of revenue	30.7%	30.9%	25.7%	23.5%

Discontinued Operations

Room rentals and other hotel services
Total room rental and other hotel services	$962	$4,739	$2,714	$8,987

Hotel and property operations expense
Total hotel and property operations expense	$656	$3,484	$1,907	$7,104

Property Operating Income ("POI")
Total property operating income	$306	$1,255	$807	$1,883

POI as a percentage of revenue from
room rentals and other hotel services
Total POI as a percentage of revenue	31.8%	26.5%	29.7%	21.0%

(Unaudited - In thousands, except statistical data)

POI from continuing operations is reconciled to net loss as follows:

	Three months		Six months
	ended June 30,		ended June 30,
RECONCILIATION OF NET LOSS FROM	2015	2014	2015	2014

Net loss from continuing operations	$(6,951)	$(11,287)	$(4,838)	$(11,974)
Depreciation and amortization	1,257	1,617	2,737	3,219
Net loss on disposition of assets	135	1	122	27
Derivative (gain) loss	4,710	11,718	(113)	9,603
Other income	(31)	(94)	(126)	(125)
Interest expense	1,490	1,819	3,017	3,548
Loss on debt extinguishment	0	94	7	104
General and administrative expense	1,347	1,092	2,732	2,077
Acquisition expense	17	0	17	0
Terminated equity transactions	0	(3)	0	65
Impairment expense	3,053	0	3,830	(119)
POI - continuing operations	$5,027	$4,957	$7,385	$6,425

POI from discontinued operations is reconciled to loss from discontinued operations, net of tax, as follows:

	Three months		Six months
	ended June 30,		ended June 30,
	2015	2014	2015	2014
Gain from discontinued operations, net of tax	$1,052	$829	$2,389	$1,011
Depreciation and amortization from discontinued operations	0	38	0	112
Net gain on disposition of assets from discontinued operations	(725)	(466)	(1,662)	(635)
Interest expense from discontinued operations	54	348	200	799
Impairment losses from discontinued operations	(75)	506	(120)	596
POI - discontinued operations	$306	$1,255	$807	$1,883

	Three months		Six months
	ended June 30,		ended June 30,
	2015	2014	2015	2014

POI--continuing operations	5,027	4,957	7,385	6,425
POI--discontinued operations	306	1,255	807	1,883
Total - POI	$5,333	$6,212	$8,192	$8,308

Total POI as a percentage of revenues	30.8%	29.9%	26.1%	22.9%

Condor Hospitality Trust, Inc.
Operating Statistics
For the three months ended June 30, 2015 and 2014

The statistical measures are calculated for the hotels in continuing operations on a same store basis; for the three and six month periods June 30, 2015 and June 30 2014 the statistics include 46 hotels owned throughout all comparable periods (excluding one hotel that was sold in the first quarter of 2015).

	Three months ended June 30, 2015				Three months ended June 30, 2014
	Room				Room
Region	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Mountain	106	$44.24	73.5%	$60.21	106	$47.14	79.6%	$59.26
West North Central	1,060	41.19	72.6%	56.74	1,060	38.04	71.7%	53.06
East North Central	723	48.24	64.2%	75.11	723	47.80	68.5%	69.78
Middle Atlantic	142	47.75	71.3%	66.93	142	48.48	78.0%	62.18
South Atlantic	1,096	56.23	69.1%	81.36	1,096	53.82	70.2%	76.62
East South Central	364	48.86	70.6%	69.22	364	45.28	67.4%	67.14
West South Central	176	20.88	54.2%	38.51	176	21.58	58.1%	37.12
Total Continuing Operations	3,667	$47.21	68.8%	$68.61	3,667	$45.28	70.0%	$64.66

States included in the Regions
Mountain	Montana
West North Central	Iowa, Kansas, Missouri, Nebraska and South Dakota
East North Central	Indiana and Wisconsin
Middle Atlantic	Pennsylvania
South Atlantic	Florida, Maryland, North Carolina, Virginia and West Virginia
East South Central	Kentucky and Tennessee
West South Central	Louisiana

		Three months ended June 30, 2015				Three months ended June 30, 2014
		Room				Room
Brand		Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Select Service
Upscale
Hilton Garden Inn		100	$92.49	79.2%	$116.85	100	$85.19	73.4%	$116.03
Total Upscale		100	$92.49	79.2%	$116.85	100	$85.19	73.4%	$116.03
Upper Midscale
Comfort Inn / Suites		1,248	54.79	66.9%	81.86	1,248	54.11	71.9%	75.28
Clarion		59	46.45	77.7%	59.75	59	34.29	50.5%	67.83
Total Upper Midscale		1,307	$54.42	67.4%	$80.75	1,307	$53.25	71.0%	$75.04
Midscale
Quality Inn		171	44.21	56.8%	77.79	171	40.26	56.2%	71.65
Total Midscale		171	$44.21	56.8%	$77.79	171	$40.26	56.2%	$71.65
Economy
Days Inn		642	39.59	69.9%	56.62	642	35.86	66.3%	54.08
Super 8		1,246	40.24	72.0%	55.91	1,246	37.95	72.1%	52.64
Other Economy (1)		201	45.28	57.1%	79.30	201	50.18	69.5%	72.23
Total Economy		2,089	$40.53	69.9%	$57.96	2,089	$38.48	70.1%	$54.93

Total Continuing Operations		3,667	$47.21	68.8%	$68.61	3,667	$45.28	70.0%	$64.66

	(1)	Includes Rodeway Inn and Independent Brands

Condor Hospitality Trust, Inc.
Operating Statistics
For the six months ended June 30, 2015 and 2014

	Six months ended June 30, 2015				Six months ended June 30, 2014
	Room				Room
Region	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Mountain	106	$37.50	65.7%	$57.10	106	$39.90	70.1%	$56.90
West North Central	1,060	35.40	64.6%	54.77	1,060	32.15	62.5%	51.45
East North Central	723	43.29	60.6%	71.49	723	42.04	62.0%	67.85
Middle Atlantic	142	41.88	65.8%	63.66	142	40.78	69.2%	58.91
South Atlantic	1,096	48.70	62.1%	78.46	1,096	45.69	61.5%	74.30
East South Central	364	42.55	63.9%	66.57	364	37.45	57.5%	65.11
West South Central	176	20.35	53.4%	38.10	176	20.86	56.0%	37.26
Total Same Store	3,667	$41.23	62.5%	$65.94	3,667	$38.69	61.8%	$62.64

States included in the Regions
Mountain	Montana
West North Central	Iowa, Kansas, Missouri, Nebraska and South Dakota
East North Central	Indiana and Wisconsin
Middle Atlantic	Pennsylvania
South Atlantic	Florida, Maryland, North Carolina, Virginia and West Virginia
East South Central	Kentucky and Tennessee
West South Central	Louisiana

		Six months ended June 30, 2015				Six months ended June 30, 2014
		Room				Room
Brand		Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Select Service
Upscale
Hilton Garden Inn		100	$83.78	74.5%	$112.39	100	$73.26	65.7%	$111.58
Total Upscale		100	$83.78	74.5%	$112.39	100	$73.26	65.7%	$111.58
Upper Midscale
Comfort Inn / Suites		1,248	$48.09	62.0%	$77.54	1,248	$45.79	63.4%	$72.25
Clarion		59	40.83	70.3%	58.10	59	31.18	47.0%	66.30
Total Upper Midscale		1,307	$47.77	62.4%	$76.59	1,307	$45.16	62.7%	$72.06
Midscale
Quality Inn		171	34.57	47.5%	72.76	171	31.99	46.8%	68.38
Total Midscale		171	$34.57	47.5%	$72.76	171	$31.99	46.8%	$68.38
Economy
Days Inn		642	33.63	62.6%	53.76	642	30.79	59.4%	51.81
Super 8		1,246	34.53	64.2%	53.77	1,246	31.81	62.6%	50.80
Other Economy (1)		201	45.81	56.2%	81.51	201	49.78	64.9%	76.64
Total Economy		2,089	$35.34	62.9%	$56.15	2,089	$33.22	61.9%	$53.71

Total Continuing Operations		3,667	$41.23	62.5%	$65.94	3,667	$38.69	61.8%	$62.64

	1		Includes Rodeway Inn and Independent Brands